                                                  Exhibit 99


                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549





                                   FORM 11-K

             FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
               AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


(Mark One):

(X) ANNUAL REPORT PURSUANT TO SECTION 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 1994

                                       or

( ) TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from ________ to ________

Commission file number V-1799

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                       THRIFT PLAN PLUS FOR EMPLOYEES OF
                              MEDIA GENERAL, INC.

     B. Name of the issuer of the securities held pursuant to the plan and the address of its principal executive office:

                              MEDIA GENERAL, INC.
                             333 East Grace Street
                            Richmond, Virginia 23219

                   Financial Statements and Supplemental Schedules
                                  Thrift Plan Plus
                        For Employees of Media General, Inc.

                            Year ended December 31, 1994,
                     the one day period ended December 31, 1993,
                          and year ended December 30, 1993,
                         with Report of Independent Auditors

             Thrift Plan Plus For Employees of Media General, Inc.

                Financial Statements and Supplemental Schedules


             Year ended December 31, 1994, the one day period ended
              December 31, 1993, and year ended December 30, 1993



                               Table of Contents

Report of Independent Auditors                                    1

Financial Statements

Statements of Net Assets Available for Plan Benefits              2
Statements of Changes in Net Assets Available for Plan Benefits   5
Notes to Financial Statements                                     8


Supplemental Schedules
                                                              Schedule
                                                              --------


Schedule of Assets held for Investment Purposes,
   December 31, 1994                                              A
Schedule of Reportable 5% Transactions for the year
   ended December 31, 1994                                        B

                         Report of Independent Auditors

Administrator
Thrift Plan Plus For Employees of Media General, Inc.

We have audited the accompanying statements of net assets available for plan benefits of the Thrift Plan Plus For Employees of Media General, Inc., as of December 31, 1994 and 1993, and December 30, 1993, and the related statements of changes in net assets available for plan benefits for the year ended December 31, 1994, the one day period ended December 31, 1993, and the year ended December 30, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for the plan benefits of the Plan at December 31, 1994 and 1993, and December 30, 1993, and the changes in its net assets available for plan benefits for the year ended December 31, 1994, the one day period ended December 31, 1993, and the year ended December 30, 1993, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1994, and reportable 5% transactions for the year ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The Fund Information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

ERNST & YOUNG LLP
May 23, 1995
                                                                    1

                                       Thrift Plan Plus For Employees of Media General, Inc.
                             Statement of Net Assets Available For Plan Benefits, with Fund Information
                                                         December 31, 1994

                                                       Money Market             Media General
                                                           Fund     Equity Fund   Stock Fund     Loan Fund      Total
                                                      -----------------------------------------------------------------
Assets
Investment in Media General, Inc., Class A Common
  Stock, 2,874,696 shares at market of $28.375 per
      share, cost $58,935,203                           $         -   $        -  $81,569,499  $        -  $ 81,569,499
Other investments, at market:
  Common trust fund managed by Trustee:
    Short-term investments, cost $3,023,585                 817,813    1,189,842      782,969     232,961     3,023,585
  Common trust fund managed by NationsBank Investment
    Management Division, cost $5,904,408                          -    6,356,001            -           -     6,356,001
  Guaranteed annuity contracts, cost $12,367,148         12,367,148            -            -           -    12,367,148
  Loans to participants                                           -            -            -   6,805,636     6,805,636
Dividends and interest receivable                             4,193       18,619        5,734      38,516        67,062
Contributions receivable                                    171,494      158,085      795,137           -     1,124,716
Receivable (payable) resulting from participants'
  fund transfers                                            107,164       38,500      231,284    (376,948)            -
Other receivables                                                 -            -            -     197,138       197,138
                                                        ---------------------------------------------------------------
                                                         13,467,812    7,761,047   83,384,623   6,897,303   111,510,785
Liabilities
  Contribution Refunds Payable                               21,716       33,413       91,899           -       147,028
                                                        ---------------------------------------------------------------
Net assets available for plan benefits                  $13,446,096   $7,727,634  $83,292,724  $6,897,303  $111,363,757
                                                        ===============================================================

See accompanying notes.











 2

                                       Thrift Plan Plus For Employees of Media General, Inc.
                             Statement of Net Assets Available For Plan Benefits, with Fund Information
                                                         December 31, 1993

                                                       Money Market             Media General
                                                           Fund     Equity Fund   Stock Fund     Loan Fund      Total
                                                       ----------------------------------------------------------------
Assets
Investment in Media General, Inc., Class A Common
  Stock, 2,874,058 shares at market of $29.375 per
      share, cost $57,904,848                           $         -  $        -  $84,425,454   $        -  $ 84,425,454
Other investments, at market:
  Common trust fund managed by Trustee:
    Short-term investments, cost $2,154,075               1,466,591     147,243      526,160       14,081     2,154,075
  Common trust fund managed by NationsBank Investment
    Management Division, cost $5,363,940                          -   6,083,229            -            -     6,083,229
  Guaranteed annuity contracts, cost $12,208,224         12,208,224           -            -            -    12,208,224
  Loans to participants                                           -           -            -    4,594,451     4,594,451
Dividends and interest receivable                             2,791      13,126        3,460       29,203        48,580
Contributions receivable                                    166,051     132,953      745,637            -     1,044,641
Receivable (payable) resulting from participants'
  fund transfers                                            544,219     (51,067)    (344,072)    (149,080)            -
Other receivables                                                 -           -            -      187,051       187,051
                                                        ---------------------------------------------------------------
                                                         14,387,876   6,325,484   85,356,639    4,675,706   110,745,705
Liabilities
  Amounts payable - security purchases                            -           -      215,493            -       215,493
                                                        ---------------------------------------------------------------
Net assets available for plan benefits                  $14,387,876  $6,325,484  $85,141,146   $4,675,706  $110,530,212
                                                        ===============================================================

See accompanying notes.











 3

                                       Thrift Plan Plus For Employees of Media General, Inc.
                             Statement of Net Assets Available For Plan Benefits, with Fund Information
                                                         December 30, 1993

                                                       Money Market             Media General
                                                           Fund     Equity Fund   Stock Fund     Loan Fund      Total
                                                       ----------------------------------------------------------------
Assets
Investment in Media General, Inc., Class A Common
  Stock, 2,867,958 shares at market of $29.125 per
      share, cost $57,732,218                           $         -  $        -  $83,529,276   $        -  $ 83,529,276
Other investments, at market:
  Common trust fund managed by Trustee:
    Short-term investments, cost $2,324,706               1,466,591     145,244      698,790       14,081     2,324,706
  Common trust fund managed by NationsBank Investment
    Management Division, cost $5,363,940                          -   6,098,015            -            -     6,098,015
  Guaranteed annuity contracts, cost $12,206,404         12,206,404           -            -            -    12,206,404
  Loans to participants                                           -           -            -    4,594,451     4,594,451
Dividends and interest receivable                             2,654      13,112        3,410       29,202        48,378
Contributions receivable                                    166,051     132,953      745,637            -     1,044,641
Receivable (payable) resulting from participants'
  fund transfers                                            544,219     (51,067)    (344,072)    (149,080)            -
Other receivables                                                 -           -            -      187,051       187,051
                                                        ---------------------------------------------------------------
                                                         14,385,919   6,338,257   84,633,041    4,675,705   110,032,922
Liabilities
  Amounts payable - security purchases                           -            -      215,493            -       215,493
                                                        ---------------------------------------------------------------
Net assets available for plan benefits                  $14,385,919  $6,338,257  $84,417,548   $4,675,705  $109,817,429
                                                        ===============================================================

See accompanying notes.











 4

                                       Thrift Plan Plus For Employees of Media General, Inc.
                       Statement of Changes in Net Assets Available For Plan Benefits, with Fund Information
                                                    Year ended December 31, 1994

                                                       Money Market             Media General
                                                           Fund     Equity Fund   Stock Fund     Loan Fund      Total
                                                       ----------------------------------------------------------------
Investment income:
  Dividends                                            $         -   $  121,828  $ 1,253,855   $        - $  1,375,683
  Interest                                                 738,096       44,596       38,650      374,582    1,195,924
                                                       ----------------------------------------------------------------
                                                           738,096      166,424    1,292,505      374,582    2,571,607
                                                       ----------------------------------------------------------------

Net depreciation in fair value of assets                         -     (239,767)  (2,823,096)           -   (3,062,863)

Contributions:
  Employers                                                      -            -    3,707,675            -    3,707,675
  Participants                                           1,646,162    1,630,553    4,119,086            -    7,395,801
                                                       ----------------------------------------------------------------
    Total                                                1,646,162    1,630,553    7,826,761            -   11,103,476
                                                       ----------------------------------------------------------------

Adjustments for participants' fund transfers              (301,506)     272,328   (1,933,987)   1,963,165            -
Distributions to withdrawing participants               (3,024,532)    (427,388)  (6,210,605)    (116,150)  (9,778,675)
                                                       ----------------------------------------------------------------
Net increase (decrease) in net assets available
  for plan benefits                                       (941,780)   1,402,150   (1,848,422)   2,221,597      833,545
Net assets available for plan benefits at
  December 31, 1993                                     14,387,876    6,325,484   85,141,146    4,675,706  110,530,212
                                                       ----------------------------------------------------------------
Net assets available for plan benefits at
  December 31, 1994                                    $13,446,096   $7,727,634  $83,292,724   $6,897,303 $111,363,757
                                                       ================================================================

See accompanying notes.











                                       Thrift Plan Plus For Employees of Media General, Inc.
                       Statement of Changes in Net Assets Available For Plan Benefits, with Fund Information
                                               One day period ended December 31, 1993

                                                       Money Market             Media General
                                                           Fund     Equity Fund   Stock Fund     Loan Fund      Total
                                                      -----------------------------------------------------------------
Investment income:
  Dividends                                            $         -   $    1,999  $         -   $        - $      1,999
  Interest                                                   1,957           14           49            1        2,021
                                                       ----------------------------------------------------------------
                                                             1,957        2,013           49            1        4,020
                                                       ----------------------------------------------------------------

Net appreciation (depreciation) in fair value of assets          -      (14,786)     723,549            -      708,763

Contributions:
  Employers                                                      -            -            -            -            -
  Participants                                                   -            -            -            -            -
                                                       ----------------------------------------------------------------
    Total                                                        -            -            -            -            -
                                                       ----------------------------------------------------------------

Adjustments for participants' fund transfers                     -            -            -            -            -
Distributions to withdrawing participants                        -            -            -            -            -
                                                       ----------------------------------------------------------------
Net increase (decrease) in net assets available
  for plan benefits                                          1,957      (12,773)     723,598            1      712,783
Net assets available for plan benefits at
  December 30, 1993                                     14,385,919    6,338,257   84,417,548    4,675,705  109,817,429
                                                       ----------------------------------------------------------------
Net assets available for plan benefits at
  December 31, 1993                                    $14,387,876   $6,325,484  $85,141,146   $4,675,706 $110,530,212
                                                       ================================================================

See accompanying notes.











                                       Thrift Plan Plus For Employees of Media General, Inc.
                       Statement of Changes in Net Assets Available For Plan Benefits, with Fund Information
                                                    Year ended December 30, 1993

                                                       Money Market             Media General
                                                           Fund     Equity Fund   Stock Fund     Loan Fund      Total
                                                      -----------------------------------------------------------------
Investment income:
  Dividends                                            $         -   $   90,493  $ 1,224,978   $        - $  1,315,471
  Interest                                                 786,374       30,039       45,805      373,925    1,236,143
                                                       ----------------------------------------------------------------
                                                           786,374      120,532    1,270,783      373,925    2,551,614
                                                       ----------------------------------------------------------------

Net appreciation in fair value of assets                         -      423,233   34,295,914            -   34,719,147

Contributions:
  Employers                                                      -            -    3,498,943            -    3,498,943
  Participants                                           1,657,622    1,363,299    3,978,766            -    6,999,687
                                                       ----------------------------------------------------------------
    Total                                                1,657,622    1,363,299    7,477,709            -   10,498,630
                                                       ----------------------------------------------------------------

Adjustments for participants' fund transfers               608,259      312,757   (1,028,940)     107,924            -
Distributions to withdrawing participants               (2,685,838)    (414,228)  (5,069,544)    (461,214)  (8,630,824)
                                                       ----------------------------------------------------------------
Net increase in net assets available
  for plan benefits                                        366,417    1,805,593   36,945,922       20,635   39,138,567
Net assets available for plan benefits at
  December 30, 1992                                     14,019,502    4,532,664   47,471,626    4,655,070   70,678,862
                                                       ----------------------------------------------------------------
Net assets available for plan benefits at
  December 30, 1993                                    $14,385,919   $6,338,257  $84,417,548   $4,675,705 $109,817,429
                                                       ================================================================

See accompanying notes.











             Thrift Plan Plus For Employees of Media General, Inc.

                         Notes to Financial Statements

                               December 31, 1994


1.  Contributions

The Plan allows participants to elect to contribute 1% to 20% of their total compensation, subject to limitations prescribed by the Internal Revenue Code, by means of regular payroll deductions. Contributions are made in the form of pretax salary reductions or voluntary contributions of after-tax dollars by the participants. Participants can elect to contribute 1% to 10% of their pay, in whole percentages, to the Plan before taxes are withheld from their compensation and 1% to 10%, in whole percentages, after taxes are withheld from their compensation. Employers match a participant's contribution up to a total of 6% of the participant's contribution for each plan year based upon the following chart. If a participant contributes more than 6% in total to the Plan, the percent designated as pretax is considered first for purposes of the Company match.


                                  Company matching percentage
                                  ---------------------------
    Total contribution        On pretax portion   On after-tax portion
  percent to be matched            of TOTAL             of TOTAL
 by Company contribution         contribution         contribution
 -----------------------         ------------         ------------

            1%                       75%                  50%
            2%                       75%                  50%
            3%                       75%                  50%
            4%                       75%                  50%
            5%                       65%                  50%
            6%                       55%                  50%

Contributions from participants are invested in accordance with the terms of the Plan at the option of the participant, in (i) a Money Market Fund for the purchase of certificates of deposit, guaranteed annuity contracts, commercial paper, bonds or interest in a common trust fund invested in money market instruments, (ii) an Equity Fund for the purchase of common and preferred stocks of corporations other than Media General, Inc., or interest in an equity common trust fund, (iii) a Media General Stock Fund for the purchase of Class A Common Stock of Media General, Inc., or (iv) certain combinations of these funds as provided by the Plan. Employer contributions are invested in Media General stock subject to the transfer provisions discussed in the following paragraph. The Plan also includes, among other things, a loan feature (see Note 5). Under specified guidelines, a participant may request

             Thrift Plan Plus For Employees of Media General, Inc.

1.  Contributions (continued)

the Trustee to transfer a portion of the participant's balance in other funds into the loan fund for disbursement as a loan to the participant. Repayment of principal and interest is made by payroll deduction and the loans are fully secured by the participant's account balance.

On any allocation date (the date that participants may change their Investment Option selection), participants who have attained age 55 may elect to transfer 100% of the market value of their account to any of the Investment Options provided for by the Plan. Also, on any allocation date, participants under age 55 may elect to: transfer 100% of the market value of their account between the Equity and Money Market Funds; transfer 25% of their account from the Media General Stock Fund to the Money Market and/or Equity Fund, or; transfer 25% of their account from the Money Market and/or Equity Fund to the Media General Stock Fund.

Prior to January 1, 1995, participants could change their Investment Option selection as of the first day of any month with 15 days prior written notice and were permitted to make no more than one transfer in any plan year. Effective January 1, 1995, the allocation date changed to the first day of any quarter. In addition, four transfers are permitted in any plan year.

The Plan's assets are held by Northern Trust Company, a trustee, pursuant to a trust agreement dated July 1, 1987. Prior to January 1, 1995, NationsBank Investment Management Division had investment responsibility for the Equity Fund. Effective January 1, 1995, Frank Russell Trust Company was given investment responsibility for the Equity Fund. Capitoline Investment Services, Inc., has investment responsibility for the Money Market Fund.

2.  Vesting, Withdrawals, and Terminations

In the event of termination of employment or withdrawal from the Plan, participants are paid the value of their account attributable to the amounts they contributed plus the value of their account attributable to employer contributions which has vested. The vesting provisions of the Plan provide for immediate 100% vesting of the value of employer pretax matching contributions and, effective as of December 31, 1993, immediate 100% vesting of the value of after-tax matching contributions.

             Thrift Plan Plus For Employees of Media General, Inc.

2.  Vesting, Withdrawals, and Terminations (continued)

The Employer has established the Plan with the intention that it will continue. The Employer has the right at any time to terminate the Plan. The value of the participant's accounts would be distributed to the participant in a manner consistent with the Summary Plan Description.

The above descriptions are provided for informative purposes. Readers should refer to the Summary Plan Description for more complete information.

3.  Income Taxes

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Employee contributions qualify as "cash or deferred" contributions under Section 401(k) of the IRC. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. Although the Plan has a favorable determination letter from the IRS, the Plan has not yet received a response to the determination letter request that covers the latest plan amendments. The Company, however, has indicated that it believes the Plan, as amended, continues to qualify under the Internal Revenue Code.

Until such time as a participant or his beneficiary withdraws from the Plan, no income tax is payable by the participant on (i) contributions made by his employer on his behalf, (ii) interest and dividends added to his account, (iii) gains on sales of securities by the trust, or (iv) effective July 1, 1985, on contributions made by the participant in the form of pretax salary reductions not exceeding 6% of his compensation through December 31, 1986, and 10% thereafter, subject to limitations prescribed by the Internal Revenue Code.

4.  Investments

All investments, other than guaranteed annuity contracts and loans to participants, are carried at market value. Deposits under guaranteed annuity contracts are carried at contract value which approximates market. Loans to participants are carried at original amount of the loan less repayments received. Investments in securities traded on national securities exchanges are valued at the last reported sales price or at the last reported bid quotation if not traded on that day. Investments in common trust funds are valued at their redemption value. Dividends are recorded on the ex-dividend date and interest is accrued as earned.

             Thrift Plan Plus For Employees of Media General, Inc.

4.  Investments (continued)

Investments representing five percent or more of the Plan's net assets at December 31, 1994, consisted of the following:

Name and Title                                  Cost        Market Value
- ------------------------------------------------------------------------

Media General, Inc. Class A Common Stock     $58,935,203    $81,569,499

5.  Loans to Participants

The Plan has a loan feature available to all Plan participants. Loans are made from the participant's account, reducing the investment balance and creating a receivable in the Loan Fund. Loans are secured by the participant's vested account balance. Loans to terminated participants and loans in default are treated as distributions to the participant. Loans are repaid through payroll deduction including principal and interest. The principal portion reduces the receivable from participants and both principal and interest are transferred to the participant's investment account as repayments are received.

Participants may obtain loans based on the vested value of their accounts. New loans cannot exceed 50% of the participant's account value or a maximum of $50,000 in accordance with the Department of Labor's regulations on loans to participants. Loans are limited to one loan per participant per calendar year with a maximum of two loans outstanding at any one time. Loans shall bear a reasonable rate of interest and must be repaid over a period not to exceed 5 years unless used to purchase the participant's primary residence, in which case the loan must be repaid over a period not to exceed 10 years.

6.  Related Party Transactions

Recurring administrative expenses of the Plan, which include trustee fees, are paid by Media General, Inc. Administrative expenses for the year ended December 31, 1994, were approximately $390,000. Administrative expenses for the one day period ended December 31, 1993, were $0, while administrative expenses for the year ended December 30, 1993 were approximately $320,000.

             Thrift Plan Plus For Employees of Media General, Inc.

7.  Comparison to Form 5500

Form 5500 requires the recording of a liability for distributions allocated to participants as of year end, but for which disbursement of those funds from the Plan has not yet been made. This requirement is different from the presentation of such funds in the financial statements where they remain in net assets available for plan benefits. The liability per Form 5500 is $1,572,684 as of December 31, 1994, $3,221,933 as of December 31, 1993, and December 30, 1993.

8.  Plan Year-End Change

The Plan changed its year-end date from December 30 to December 31, effective December 31, 1993.

                             Supplemental Schedules

                                                            Schedule A

             Thrift Plan Plus For Employees of Media General, Inc.
                                    Item 27a
                Schedule of Assets Held for Investment Purposes

                               December 31, 1994


Name and Title                                  Cost        Market Value

Money Market Fund:
  Northern Trust Company Short-Term
    Investment Fund                          $   817,813    $   817,813
                                             ==========================

  Annuity contracts:
    Commonwealth Life Guaranteed Annuity
      Contract, 7.54%, August 31, 1995       $ 1,495,671    $ 1,495,671
    Hartford Life Guaranteed Annuity
      Contract, 6.19%, September 18, 1995      1,017,366      1,017,366
    Hartford Life Guaranteed Annuity
      Contract, 6.44%, March 20, 1995          1,527,102      1,527,102
    John Hancock Guaranteed Annuity
      Contract, 6.10%, June 30, 1997           1,044,605      1,044,605
    Life of Virginia Guaranteed Annuity
      Contract, 7.48%, Open Maturity           1,636,252      1,636,252
    Metropolitan Life Guaranteed Annuity
      Contract, 5.50%, March 31, 1997          1,042,923      1,042,923
    Metropolitan Life Guaranteed Annuity
      Contract, 5.24%, January 22, 1996        1,117,978      1,117,978
    New York Life Guaranteed Annuity
      Contract, 6.52%, May 20, 1996            1,416,131      1,416,131
    Protective Life Guaranteed Annuity
      Contract, 4.67%, September 30, 1996      1,011,697      1,011,697
    Provident Life & Accident Co.,
      4.50%, December 16, 1996                 1,057,423      1,057,423
                                             --------------------------
                                             $12,367,148    $12,367,148
                                             ==========================

                                                            Schedule A

             Thrift Plan Plus For Employees of Media General, Inc.
                                    Item 27a
          Schedule of Assets Held for Investment Purposes (continued)

                               December 31, 1994


Name and Title                                  Cost        Market Value
- ------------------------------------------------------------------------

Equity Fund:
  Northern Trust Company Short-Term
    Investment Fund                          $ 1,189,842    $ 1,189,842
                                             ==========================

  NationsBank Investment Management Division Fund:
    Adaptec, Inc.                            $    78,478    $   132,300
    ADR British Petroleum PLC                    126,789        175,725
    ADR Telefonos De Mexico S.A. CV SerL
      Sponsored Repstg SH ORD L                   58,717         49,200
    ADT Ltd.                                     146,692        135,450
    Airtouch Communications, Inc.                 71,452        104,850
    Aluminum Co. of America                      133,507        147,262
    American General Corp.                       142,351        144,075
    American Stores Co.                           94,686         99,437
    Analog Devices, Inc.                          92,813        115,912
    Andrew Corp.                                  84,070        120,175
    Applied Materials, Inc.                      103,244         92,950
    Bellsouth Corp.                              130,469        119,075
    Browning-Ferris Industries, Inc.             141,461        130,525
    Brunswick Corp.                              161,965        149,112
    Burlington Northern, Inc.                     72,858         57,750
    Capital Cities, ABC, Inc.                    148,291        170,500
    Caterpillar, Inc.                             80,819         88,200
    Chrysler Corp.                                74,532         68,600
    Coastal Corp.                                 64,523         54,075
    Du Pont, E.I. De Nemours & Co.               121,248        117,863
    Eastman Chemical Co.                         129,986        136,350
    Eastman Kodak Co.                            132,701        128,925
    First American Corp.                         144,762        129,000
    First Interstate Bancorp.                    100,216        108,200
    Fluor Corp.                                  139,367        125,063
    Ford Motor Co.                                76,747         69,688
    General Electric Co.                         158,481        188,700
    Healthtrust, Inc. The Hospital Co.           129,906        184,150

                                                            Schedule A

             Thrift Plan Plus For Employees of Media General, Inc.
                                    Item 27a
          Schedule of Assets Held for Investment Purposes (continued)

                               December 31, 1994


Name and Title                                  Cost        Market Value
- ------------------------------------------------------------------------

  NationsBank Investment Management Division Fund (continued):
    Hewlett-Packard Co.                       $   70,904     $   99,875
    Home Depot, Inc.                             134,114        165,646
    IBP                                          140,721        124,025
    Ingersoll-Rand Co.                           120,049        113,400
    Mallinckrodt Group, Inc.                     146,240        128,463
    Maytag Corp.                                 157,915        130,500
    McDonald's Corp.                              78,845        108,225
    Mobil Corp.                                  136,917        160,075
    Omnicom Group, Inc.                          131,853        134,550
    Premark International, Inc.                  131,088        201,375
    Proctor & Gamble Co.                         165,109        179,800
    Royce Value Trust, Inc.                            0            154
    Safeway, Inc.                                 78,497         98,812
    Scott Paper Co.                              140,152        152,075
    Silicon Graphics, Inc.                        91,395        127,740
    Sprint Corp.                                 146,392        116,025
    Sun Trust Banks, Inc.                         62,117         66,850
    Telephone and Data Systems, Inc.              69,424         78,413
    Textron, Inc.                                 97,844        115,863
    Trinity Industries, Inc.                      83,883         66,150
    U.S. Bioscience, Inc.                             38             14
    Walt Disney Company                           79,480         92,000
    Wellman, Inc.                                135,779        136,498
    Williams Company, Inc.                       139,396        115,575
    Xerox Corp.                                  118,311        118,800
    3 Com Corp.                                   53,051        134,061
                                              -------------------------
                                              $5,850,645     $6,308,076
                                              =========================

Burlington Northern Inc., Serial A
  Convertible Preferred Stock                 $   53,763     $   47,925
                                              =========================

Total NationsBank Investment Management
  Division Fund                               $5,904,408     $6,356,001
                                              =========================

                                                            Schedule A

             Thrift Plan Plus For Employees of Media General, Inc.
                                    Item 27a
          Schedule of Assets Held for Investment Purposes (continued)

                               December 31, 1994


Name and Title                                  Cost        Market Value
- ------------------------------------------------------------------------

Media General Stock Fund:
  Northern Trust Company Short-Term
    Investment Fund                          $   782,969    $   782,969
                                             ==========================

  Media General, Inc., Class A Common Stock  $58,935,203    $81,569,499
                                             ==========================

Loan Fund:
  Northern Trust Company Short-Term
    Investment Fund                          $   232,961    $   232,961
                                             ==========================

  Loans to participants                      $ 6,805,636    $ 6,805,636
                                             ==========================

                                                                                                                   Schedule B

                                       Thrift Plan Plus For Employees of Media General, Inc.
                                                              Item 27d
                                               Schedule of Reportable 5% Transactions
                                                    Year ended December 31, 1994

                                                      Average                                    Current
                                                    Purchase or   Transaction       Cost of      Value of   Net Gain or
    Description of Asset                            Sale Price      Expense          Asset         Asset       (Loss)
- -----------------------------------------------------------------------------------------------------------------------
                                                        ($)           ($)             ($)           ($)          ($)
Transactions by issue:

COLTV Short-Term Investment Fund
  22,770,259 increases on 186 days                                               22,770,259    22,770,259
  22,119,629 decreases on 253 days                                               22,119,629    22,119,629             -
                                                                                           ----------------------------
                                                                                               44,889,888             -
                                                                                           ============================

COLTV Short-Term Investment Fund
  3,115,811 increases on 53 days                                                  3,115,811     3,115,811
  2,896,932 decreases on 17 days                                                  2,896,932     2,896,932             -
                                                                                           ----------------------------
                                                                                                6,012,743             -
                                                                                           ============================

Media General Participant Loan Asset
  4,623,862 CV bought in 62 transactions                                          4,623,862     4,623,862             -
  2,049,166 CV sold in 107 transactions                                           2,049,166     2,049,166             -
                                                                                           ----------------------------
                                                                                                6,673,028             -
                                                                                           ============================

                                   SIGNATURES

          The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee of the Thrift Plan Plus for Employees of Media General, Inc., has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THRIFT PLAN PLUS FOR EMPLOYEES OF
                                     MEDIA GENERAL, INC.



                              By:  /s/ D. Page Cooper
                                   ------------------------------
                                   D. Page Cooper
                                   Secretary of the Committee

Date:  June 27, 1995

                                 EXHIBIT INDEX

                                       TO
                                 FORM 11-K FOR
                              The Thrift Plan Plus
                      For Employees of Media General, Inc.


          Exhibit Number                     Description of Exhibit

               23.1                          Consent of Ernst & Young LLP,
                                             independent auditors, dated
                                             June 26, 1995

                                                  Exhibit 23.1






                        Consent of Independent Auditors



The Board of Directors and Stockholders
Media General, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-29478) pertaining to the Thrift Plan Plus for Employees of Media General, Inc., of our report dated May 23, 1995, with respect to the financial statements and schedules of the Thrift Plan Plus for Employees of Media General, Inc., included in this Annual Report (Form 11-K) for year ended December 31, 1994.





                                        ERNST & YOUNG LLP




Richmond, Virginia
June 26, 1995